UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 18, 2025
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition

On July 21, 2025, DENTSPLY SIRONA Inc. (the “Company”) issued a press release announcing select preliminary financial results for the three months ended June 30, 2025, reaffirming its 2025 outlook, and announcing the leadership changes described below in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2025, the Board of Directors (the “Board”) of the Company appointed Daniel T. Scavilla as President and Chief Executive Officer of the Company, effective August 1, 2025 (the “Effective Date”).

Mr. Scavilla will succeed Simon D. Campion, who has served as President and Chief Executive Officer of the Company since September 2022 and who will depart from the Company on July 31, 2025. In connection with his departure from the Company, Mr. Campion, who has served as a member of the Board since joining the Company in September 2022, has also resigned from the Board, effective July 20, 2025. In connection with Mr. Campion’s departure from the Board, the Board has been reduced in size from eleven to ten members, effective July 20, 2025. In addition, in connection with his appointment as President and Chief Executive Officer, effective July 20, 2025, Mr. Scavilla will no longer serve on the Board’s Audit and Finance Committee.

Appointment of Mr. Scavilla as President and Chief Executive Officer

Mr. Scavilla, age 61, has served as a member of the Board and as a member of the Board’s Audit and Finance Committee since February 2025. Mr. Scavilla served as President and Chief Executive Officer of Globus Medical, Inc. (“Globus Medical”) from April 2022 through July 18, 2025, leading its acquisition of NuVasive, Inc. and overseeing the integration of the two organizations to create the second largest spine technology company in the world, a company with a market cap of approximately $8 billion. Prior to that, Mr. Scavilla was Executive Vice President, Chief Commercial Officer and President, Trauma, of Globus Medical where he scaled its manufacturing and distribution capabilities and launched its Orthopedics and Trauma business unit, and prior to that he was Chief Financial Officer of Globus Medical. Prior to joining Globus Medical, Mr. Scavilla spent 28 years in leadership roles across different businesses within Johnson & Johnson (“J&J”), including service as Chief Financial Officer, Worldwide Vice President Finance & Business Operations of J&J Vision Care, and as Chief Financial Officer, Worldwide Vice President Finance of Advanced Sterilization Products (J&J’s infection prevention business within its MedTech business unit) helping to capture the number one market position in Sterilization. Additional roles at J&J included financial management positions at McNeil Consumer Healthcare (Kenvue), Centocor, and Cilag Schaffhausen Operations in Switzerland (Janssen Pharmaceutical). Mr. Scavilla serves on Globus Medical’s Board of Directors and is a member of the Nominating and Corporate Governance Committee. He previously served on the board of directors of Impulse Dynamics, a privately held medical technology company focused on minimally invasive treatment options for heart failure patients, from November 2021 to July 2023. Mr. Scavilla received a B.S. in Finance and Organizational Behavior from LaSalle University and an M.B.A. in International Management from Temple University.

In connection with his appointment as President and Chief Executive Officer, Mr. Scavilla and the Company entered into an employment agreement (the “Scavilla Employment Agreement”) on July 18, 2025, subject to the Compensation & Human Capital Committee of the Board’s (the “Compensation Committee’s”) approval and Board ratification, which occurred on July 20, 2025. The Scavilla Employment Agreement has a term of three years, which will renew for successive twelve month periods absent 90 days’ notice by either party. Mr. Scavilla will be paid an annual base salary of $1,030,000, be eligible for a target annual bonus of 135% of base salary (on a pro-rated basis for 2025, but with performance for 2025 deemed achieved at the greater of 75% of target or actual performance for 2025), and beginning in the Company’s fiscal year 2026, Mr. Scavilla’s target annual equity incentive or other long-term incentive compensation grant value will be $7,750,000, with the actual grant value to be determined by the Compensation Committee, subject to ratification by the Board. Mr. Scavilla will also be eligible to participate in employee benefit plans and arrangements generally available to other similarly situated executives of the Company. Effective upon the Effective Date, Mr. Scavilla will not earn any compensation for his Board service while he is employed by the Company.

Pursuant to the Scavilla Employment Agreement, Mr. Scavilla will also receive an initial equity grant with an aggregate grant date value of approximately $6,400,000, reflecting a pro-rata annual grant of $3,875,000 plus an inducement grant of $2,525,000 (cumulatively, the “Initial Grants”). The Initial Grants will be granted 50% in the form of options and 50% in the form of performance restricted share units (assuming target performance, in each case, under the Company’s 2024 Omnibus

Incentive Plan, as amended or restated from time to time). The Initial Grant in the form of options will vest and become exercisable annually over three years, subject to Mr. Scavilla’s continued employment with the Company on each applicable vesting date. The Initial Grant in the form of performance restricted share units will vest based on achievement of substantially the same time-based and performance-based vesting conditions (including the vesting commencement date, performance period, vesting date and performance goals) that apply to the annual awards of performance restricted share units granted in fiscal year 2025 to the Company’s other executive officers, except that no portion of such grant will vest based on relative Total Shareholder Return and the remaining two performance metrics, adjusted earnings per share and organic sales, shall be weighted 50%/50%. The Initial Grants’ grant date will be the second trading day after the Effective Date, provided that, if such grant date is not within the Company’s open trading window period, the Initial Grants’ grant date will instead be the second trading day after the date of the filing of the next periodic report on Form 10-Q following the Effective Date, contingent on Mr. Scavilla’s employment with the Company on the grant date.

In accordance with the Scavilla Employment Agreement, shortly following the Effective Date, the Company will pay Mr. Scavilla the Relocation Signing Bonus and the Additional Signing Bonus, as described in this paragraph, in each case, less applicable withholdings (collectively, the “Signing Bonuses”). The “Relocation Signing Bonus” is an amount equal to $150,000 and is intended to defray the cost of Mr. Scavilla’s relocation to North Carolina and it is in lieu of other relocation benefits generally offered by the Company. The “Additional Signing Bonus” is equal to the product of (x) $1,600,000 and (y) the quotient of (i) the number of days in 2025 prior to the Effective Date and (ii) 365, in recognition of certain benefits Mr. Scavilla is forfeiting from his prior employment. If Mr. Scavilla’s employment with the Company is terminated by the Company for Cause (as defined in the Scavilla Employment Agreement) or he voluntarily terminates employment from the Company for any reason other than Good Reason (as defined in the Scavilla Employment Agreement) before the first anniversary of his start date at the Company, the Compensation Committee may require him to repay the Signing Bonuses (or any portion thereof) in its discretion.

Mr. Scavilla will be eligible to participate in the Amended & Restated Dentsply Sirona Inc. Key Employee Severance Benefits Plan, as it may be amended or restated from time to time (the “Severance Plan”). Mr. Scavilla’s receipt of any benefits under the Severance Plan is subject to Mr. Scavilla signing on or before the 50th day following his separation from the Company, and not revoking, a release of claims and separation agreement in the Company’s customary form and his continued compliance with his restrictive covenants. In addition, subject to his timely execution and non-revocation of a release of claims, if Mr. Scavilla’s employment is terminated by reason of his death or disability, he will receive a pro-rata bonus for the year of his termination of employment. The Scavilla Employment Agreement also subjects Mr. Scavilla to certain confidentiality obligations and two-year noncompetition/nonsolicitation restrictions.

The foregoing description of the Scavilla Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Scavilla Employment Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Scavilla and any other person pursuant to which Mr. Scavilla was appointed to serve as President and Chief Executive Officer of the Company. Mr. Scavilla does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Campion’s Separation Agreement and General Release

In connection with Mr. Campion’s departure from the Company, the Company entered into a Separation Agreement and General Release with Mr. Campion on July 20, 2025 (the “Campion Separation Agreement”), pursuant to which Mr. Campion will receive the severance amounts to which he is entitled under his employment agreement with the Company dated August 22, 2022 (the “Campion Employment Agreement”), the Severance Plan and his applicable equity award agreements, in each case, in connection with the termination of his employment without “Cause” (as defined in the Campion Employment Agreement). In addition, under the Campion Separation Agreement, Mr. Campion will receive vesting credit under the DENTSPLY SIRONA Inc. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2019, through the third anniversary of his employment start date with the Company, as well as up to $50,000 of reimbursement for losses incurred in connection with the sale of his residence near Charlotte, North Carolina, up to $30,000 of reimbursement for reasonable moving expenses, and up to $10,000 of reimbursement for reasonable legal fees associated with the negotiation of the Campion Separation Agreement. Mr. Campion’s receipt of such severance is generally contingent on his timely execution and nonrevocation of a release of claims and his compliance with his post-termination obligations, including the restrictive covenants set forth in the Campion Employment Agreement. The foregoing description of the Campion Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Campion Separation Agreement,

which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On July 21, 2025, the Company issued a press release announcing the matters described in Items 2.02 and 5.02 herein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in Items 2.02, 7.01 and 9.01 to this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between DENTSPLY SIRONA Inc. and Daniel Scavilla, dated July 18, 2025
10.2	Separation and Release of Claims Agreement by and between DENTSPLY SIRONA Inc. and Simon D. Campion, dated July 20, 2025
99.1	DENTSPLY SIRONA Inc. press release, dated July 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Forward Looking Statements

All statements in this Current Report on Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking statements,” including statements concerning preliminary financial results and outlook. These statements represent current expectations and beliefs and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, including those described in the section titled “Risk Factors” in the Company’s most recent Form 10-K, including any amendments thereto, and in other documents that we file with the Securities and Exchange Commission. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Executive Vice President, Corporate Development,
General Counsel and Secretary

Date: July 21, 2025